Exhibit 10.1
MODIFICATION AGREEMENT
This Modification Agreement (this “Agreement”) is made as of January 17, 2020 , by and among KBSGI OFFICES AT GREENHOUSE, LLC, a Delaware limited liability company (“Greenhouse Borrower”), KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company (“Von Karman Borrower”), KBSGI 213 WEST INSTITUTE PLACE, LLC, a Delaware limited liability company (“Institute Borrower,” and, together with Greenhouse Borrower and Von Karman Borrower, individually, collectively, jointly and severally, “Borrower”), the lenders from time to time party to the Loan Agreement (as hereinafter defined) (each a “Lender” and collectively the “Lenders”), and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).
Factual Background
A.Pursuant to that certain Amended and Restated Term Loan and Security Agreement dated as of November 9, 2017, among Borrower, Lenders, and Administrative Agent (the “Loan Agreement”), Lenders agreed to provide a loan (the “Loan”) to Borrower. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.
B.The Loan is evidenced by that certain Promissory Note made payable to JPMorgan Chase Bank, N.A., as sole Lender, in the stated principal amount of Seventy-Two Million Eight Hundred Thousand and No/100 Dollars ($72,800,000.00) (the “Note”).
C.The Note is secured by, among other things, (i) the Greenhouse Deed of Trust, which encumbers the Greenhouse Property and the Greenhouse Improvements, (ii) the Von Karman Deed of Trust, which encumbers the Von Karman Property and the Von Karman Improvements, and (iii) the Institute Mortgage, which encumbers the Institute Property and the Institute Improvements.
D.KBSGI REIT Properties, LLC, a Delaware limited liability company (“Guarantor”), guaranteed certain of Borrower’s obligations to Administrative Agent and Lenders in connection with the Loan pursuant to that certain Amended and Restated Guaranty, dated as of November 9, 2017, executed by Guarantor in favor of Administrative Agent, for the benefit of the Lenders (as amended, restated or otherwise modified, the “Guaranty”).
E.In connection with the Loan, Borrower and Guarantor executed an Amended and Restated Environmental Indemnity Agreement (as amended, restated, renewed or otherwise modified from time to time, the “Environmental Indemnity”) dated as of November 9, 2017, in favor of Administrative Agent, for the benefit of the Lenders. The Environmental Indemnity is a Loan Document, as defined below.
F.As used herein, the term “Loan Documents” means the Loan Agreement, the Note, the Greenhouse Deed of Trust, the Von Karman Deed of Trust, the Institute Mortgage, the Guaranty, the Environmental Indemnity and any other documents executed in connection with the Loan, including those which evidence, guarantee, secure or modify the Loan, as any or all of them may have been amended to date. This Agreement is a Loan Document.
G.As of the date hereof but prior to payment of the Von Karman Release Price (as defined below), the outstanding principal balance of the Loan is $72,800,000.00 (which is comprised of $48,533,333.00 of Term Loans, and $24,266,667.00 of Revolving Loans).
H.Borrower has requested, and Administrative Agent and Lenders have agreed, (i) to reconvey the Von Karman Deed of Trust on the terms and conditions set forth herein, and (ii) otherwise modify the Loan as provided herein.
I.Borrower, Administrative Agent and the Lenders now wish to modify the Loan as set forth below.
Agreement
Therefore, Borrower, Administrative Agent and the Lenders agree as follows:
1.Recitals. The recitals set forth above in the Factual Background are true, accurate and correct.
2.Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes or any other Loan Document.
3.Modification of Loan Documents. The Loan Documents are hereby amended as follows:
(a)Definitions. The following definitions set forth in Section 1.01 of the Loan Agreement are hereby amended and restated in their entirety, or, if such definitions are not set forth in Section 1.01 of the Loan Agreement, the following definitions are hereby inserted alphabetically into Section 1.01 of the Loan Agreement, as the case may be:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(b)Reconveyance of Von Karman Deed of Trust.
(i)Borrower, Administrative Agent and Lenders agree that, in lieu of the amount otherwise payable pursuant to Section 10.23(h), Borrower shall make a principal payment to Administrative Agent in the amount of $13,650,000.00 (the “Von Karman Release Price”) in connection with, and as a condition precedent to, the release of the Von Karman Property.
(ii)Notwithstanding anything to the contrary set forth in Section 10.23 of the Loan Agreement, after giving effect to the release of the Von Karman Property, the term “Borrowing Base Amount” shall remain an amount equal to the least of (A) 65% of the “as is” Appraised Value of the Properties then remaining as collateral for the Loan (which Appraised Value shall be determined, in the case of any release of less than all of any Property pursuant to Section 10.23, based on a new Appraisal of the portion of such Property that remains encumbered by the applicable Deed of Trust after giving effect to the requested partial release), 65% of the cost basis of each Property then remaining as collateral for the Loan, and (C) the maximum amount of the Loan that, had such amount of the Loan been outstanding each day during the prior twelve (12) month testing period immediately preceding and through the date of measurement, would not have caused the Debt Service Coverage Ratio to be less than 1.25 to 1.0.
(iii)Borrower acknowledges that, except as otherwise expressly provided in this Agreement with respect to the release of the Von Karman Property, all terms and conditions, including all required conditions precedent to the release of a Property, set forth in Section 10.23 of the Loan Agreement shall remain in full force and effect with respect to the release of any Property other than the Von Karman Property.
(iv)In the event that Borrower fails to effectuate the release of the Von Karman Property in accordance with this Agreement and Section 10.23 of the Loan Agreement within thirty (30) days after the date hereof, Sections 3(b)(i)-(iii) above shall be null and void and the requirements of Section 10.23 of the Loan Agreement shall remain in full force and effect with respect to any subsequent release of the Von Karman Property and the release of any other Property.
(c)Acknowledgement Regarding Any Supported QFCs. The following is hereby inserted into the Loan Agreement as a new Section 11.14:
“11.14 Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”
(d)Secured Obligations. Each Deed of Trust is modified to secure payment and performance of the Loan, as amended to date, in addition to all other “Secured Obligations” as therein defined.
4.Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Administrative Agent and the Lenders, in the exercise of their reasonable judgment:
(a)Administrative Agent and the Lenders shall have received fully executed and, where appropriate, acknowledged originals of this Agreement, and any other documents and agreements which Administrative Agent and the Lenders may reasonably require or request in accordance with this Agreement or the other Loan Documents, in form and substance reasonably satisfactory to Administrative Agent, which documents and agreements shall include, without limitation, the Consent and Reaffirmation of Guaranty attached hereto executed by Guarantor;
(b)Administrative Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Administrative Agent in connection with this Agreement, (if required) including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and reasonable legal fees and expenses of Administrative Agent’s counsel.

5.Borrower’s Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders as follows:
(a)Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct in all material respects, subject to any changes in circumstances arising from actions or events occurring after the date of this Agreement that do not otherwise constitute a Default hereunder or under any of the Loan Documents (including, without limitation, execution of new Leases and contracts that are not prohibited by the terms of this Agreement or any other Loan Documents), and (ii) such matters, if any, as have been previously disclosed to Administrative Agent in writing.
(b)No Default. No Default or Unmatured Default has occurred and is continuing.
(c)Borrowing Entity. There have been no changes in the formation documents of any Borrower since the inception of the Loan that would violate any restrictions set forth in the Loan Documents.
6.Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.
7.No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of Administrative Agent nor any Lender under the Loan Documents. Administrative Agent and the Lenders reserve, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Notes.
8.No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect. Nothing in this Agreement shall impair the lien of any Deed of Trust.
9.Purpose and Effect of Administrative Agent’s and/or Lenders Approval. Administrative Agent and/or any Lender’s approval of any matter in connection with the Loan shall be for the sole purpose of protecting Administrative Agent’s and such Lender’s security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Administrative Agent and/or any Lender’s approval be a representation of any kind with regard to the matter being approved.
10.Disclosure to Title Company. Administrative Agent and/or any Lender may, upon no less than three (3) Business Days’ notice to Borrower, disclose to any title insurance company which insures any interest of Administrative Agent under any Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data or material in Administrative Agent’s and/or any Lender’s possession relating to Borrower, the Loan, or the Property.
11.Reversal of Payments. If Administrative Agent receives any payments which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reversed and continue as if such payments or proceeds had not been received by Administrative Agent.
12.Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
13.Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used here, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”
14.Limitation on Liability. Notwithstanding the foregoing or anything to the contrary herein, under no circumstances shall Administrative Agent and Lenders have any recourse against, nor shall there be any personal liability to, the members of any Borrower, or to any shareholders, members or partners (direct or indirect, except for the Guarantor under the Guaranty) for any obligations of Borrower hereunder. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under this Agreement, the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Administrative Agent’s and Lenders’ right to exercise any rights or remedies against any collateral securing the Loan.
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date of first above written.

BORROWER:

KBSGI OFFICES AT GREENHOUSE, LLC, a Delaware limited liability company

By:	KBSGI REIT Acquisition IV, LLC, a Delaware limited liability company, its sole member

	By:	KBSGI REIT Properties, LLC, a Delaware limited liability company, its sole member

		By:	KBS Growth & Income Limited Partnership, a Delaware limited partnership, its sole member

			By:	KBS Growth & Income REIT, Inc., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Chief Executive Officer
[SIGNATURES CONTINUE ON NEXT PAGE]

BORROWER CONTINUED:

KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company

By:	KBSGI REIT Acquisition I, LLC, a Delaware limited liability company, its sole member

	By:	KBSGI REIT Properties, LLC, a Delaware limited liability company, its sole member

		By:	KBS Growth & Income Limited Partnership, a Delaware limited partnership, its sole member

			By:	KBS Growth & Income REIT, Inc., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Chief Executive Officer
[SIGNATURES CONTINUE ON NEXT PAGE]

BORROWER CONTINUED:

KBSGI 213 WEST INSTITUTE PLACE, LLC, a Delaware limited liability company

By:	KBSGI REIT Acquisition V, LLC, a Delaware limited liability company, its sole member

	By:	KBSGI REIT Properties, LLC, a Delaware limited liability company, its sole member

		By:	KBS Growth & Income Limited Partnership, a Delaware limited partnership, its sole member

			By:	KBS Growth & Income REIT, Inc., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Chief Executive Officer
[SIGNATURES CONTINUE ON NEXT PAGE]

ADMINISTRATIVE AGENT AND LENDER:
JPMORGAN CHASE BANK, N.A.,
a national banking association,
as Administrative Agent and a Lender
By: /s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Executive Director

GUARANTOR:

By:	KBSGI REIT PROPERTIES, LLC, a Delaware limited liability company, its sole member

	By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

		By:	KBS GROWTH & INCOME REIT, INC., a Maryland corporation, its general partner

			By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Chief Executive Officer

Guarantor Consent